Consent of Independent Registered Public Accounting Firm

The Board of Directors
Arrow Financial Corporation:

We consent to the incorporation by reference in the registration statement Form S-3 (No. 333‑230360, 333‑243662 and 333-258552) and Form S-8 (No. 333‑151550, No. 333‑188479, No. 333‑188480, and No. 333‑238096) of our reports dated March 11, 2022, with respect to the consolidated financial statements of Arrow Financial Corporation and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Albany, New York
March 11, 2022